EXHIBIT 10.35

                               AMBIENT CORPORATION

                              EMPLOYMENT AGREEMENT

            This Agreement is made and entered into as of the 29th day of December 2000, by and between Ambient Corporation, a Delaware corporation (the "Employer") having an office at 1033 Beacon Street, Brookline, MA 02446, and Aaron Fischman, an individual having an office at 445 Central Avenue, Suite 206, Cedarhurst, NY 11516 (the "Employee").

            In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Purpose: The Employer hereby engages Employee for the term specified in Section 2 hereof as the Vice President of Investor Relations upon the terms and conditions set forth herein.

            2. Term: Except as otherwise specified in Section 4 hereof, this Agreement shall be effective for a period of three (3) years, commencing upon the date this Agreement is executed in full by the parties hereto.

            3. Duties of Employee: During the term of this Agreement, Employee shall provide his advice, knowledge and expertise with respect to financial matters, which may include organization of equity financings, both public and private, mergers, acquisitions, reorganizations, joint ventures or other similar transactions relating to and on behalf of the Employer.

            4. Compensation:

            (a) In consideration for the services rendered by Employee to the Employer pursuant to this Agreement Employee shall be entitled to receive options ("Option" or "Options") to purchase one million one hundred thousand (1,100,000) shares of common stock of Employer (the "Shares" or "Share") at a price of $1.00 per Share. Unless accelerated as provided in Section 7 below, the Options shall vest in installments according to the following schedule:

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            (i) 366,666 Options twelve months from the date of this Agreement;

            (ii) 366,666 Options twenty-four months from date of this Agreement; and

            (iii) 366,668 Options thirty-six months from date of this Agreement.

            (b) The Options shall be evidenced by a written stock option agreement, in form satisfactory to the Employer, executed by the Employer and the Employee. The Shares underlying the Options shall be fully paid and non-assessable.

            (c) The Options may be exercised during the term in which this agreement remains in effect and for 3 months thereafter, provided that the agreement is not terminated for Cause (as defined in section 8 below) by the Employer, by written notice delivered to the Employer at its principal executive office stating the number of Shares with respect to which the Option is being exercised, together with:

                  (i) a check or money order made payable to the Employer in the amount of the exercise price and any applicable federal, state and local withholding tax; or

                  (ii) the tender to the Employer of Shares owned by Employee having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding tax; or

                  (iii) the surrender of Shares then issuable upon the exercise of the Option, provided the fair market value of such Shares is equal on the date to the exercise price, or such portion thereof as Optionee elects to pay by surrender of such stock, plus the amount of applicable federal, state and local withholding taxes;

            (d) If, at any time within the period which this agreement remains in effect, the Employer should file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1933, as amended (other than pursuant to Forms S-4 or S-8), it will give written notice at least twenty (20) calendar days prior to the filing of each

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such registration statement to Employee of its intention to do so. If Employee notifies the Employer within fifteen (15) calendar days after receipt of any such notice of its or their desire to include any of the Shares underlying the Option(s) granted pursuant to Section 4 (b) in such proposed registration statement, the Employer shall afford Employee the opportunity to have any such Shares registered under such registration statement.

            (e) Employee shall be eligible for discretionary performance based bonuses which shall be paid to Employee by the Employer in amounts and at such times as determined by the CEO of the Employer.

            5 The Employee's Services to Others: The Employee acknowledges that the he will dedicate significant time to the Employer to fulfill his duties under this Agreement. Nothing herein shall require Employee to dedicate a specific amount of time to the Employer in connection with the fulfillment of his duties however Employee further acknowledges that he may not be engaged to provide similar services to others.

            6 Indemnification:

            (a) The Employer shall indemnify and hold Employee harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the services rendered by Employee in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards judgments and related costs and expenses), arising out of acts or omissions of Employee. In addition, the Employer shall also indemnify and hold Employee harmless against any and all reasonable costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing. If it is finally judicially determined that the Employer will not be responsible for any liabilities, claims and lawsuits or expenses related thereto, the indemnified party, by
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his or its acceptance of such amounts, agrees to repay the Employer all amounts previously paid by the Employer to the indemnified person and will pay all costs of collection thereof, including but not limited to reasonable attorneys' fees related thereto.

            (b) The Employee shall give the Employer prompt notice of any such liability, claim or lawsuit which Employee contends is the subject matter of the Employer's indemnification and the Employer thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

            (c) The Employee shall indemnify and hold the Employer and its directors, officers, Employees and agents harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon Employee's gross negligence, useful misconduct, bad faith or any untrue statement or alleged untrue statement of a material fact.

            (d) The Employer shall give Employee prompt notice of any such liability, claim or lawsuit which the Employer contends is the subject matter of Employee's indemnification and Employee thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

            (e) The indemnification provisions contained in this Section 6 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

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            7. Change of Control: In the event of a "Change of Control" whereby:

            (a) A person (other than a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer's securities having 30% or more of the combined voting power of then outstanding securities of Employer that may be cast for the election of directors of Employer;

            (b) At any time, a majority of the Board-nominated slate of candidates for the Board is not elected;

            (c) Employer consummates a merger in which it is not the surviving entity;

            (d) Substantially all of Employer's assets are sold; or

            (e) Employer's stockholders approve the dissolution or liquidation of Employer; then:

                  All stock options, warrants and stock appreciation rights ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; at an exercise price of $0.10 (cent) per share if applicable, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements.

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            8. Termination:

            (a) Termination by the Employer

                  (i) The Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by Employee in conduct that constitutes activity in competition with the Employer;
(B) disclosure by the Employee of Information, as specified in Section 9 below;
(C) the conviction of Employee for the commission of a felony; and/or (D) the habitual abuse of alcohol or controlled substances. Notwithstanding anything to the contrary in this Section 8 (a)(i), the Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 10 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.

                  (ii) The Employer may terminate Employee's employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days during any twelve-month period.

                  (iii) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any vested or unvested Options granted pursuant to Section 4(a) herein.

            (b) Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer.

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9. Confidentiality

      (a) The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Employer or its products. Information shall not include information that (a) was already known to or independently developed by the Employee prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Employer;
(b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Employee or similar agreements by other Employer employees (c) shall have been received by the Employee from another person or entity having no obligation to the Employer or (d) is approved in writing by the Employer for release by the Employee.

      (b) The Employee agrees to hold in trust and confidence all Information disclosed to Employee and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Employee's work with the Employer.

      (c) The Employee agrees to disclose the Information only to persons necessary in connection with Employee's work with the Employer and who have undertaken the same confidentiality obligations

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set forth herein in favor of the Employer. The Employee agrees to assume full responsibility for the confidentiality of the Information disclosed to Employee and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

      (d) The Employee acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Employer. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Employer immediately upon request without retaining copies thereof.

            10. Miscellaneous:

            (a) This Agreement between the Employer and Employee constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

            (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

                               If to the Employer:

                               Ambient Corporation
                               1033 Beacon Street
                               Brookline, Massachusetts 02446

                               If to the Employee:
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                               Aaron Fischman
                               c/o Ephod
                               445 Central Avenue, Suite 206
                               Cedarhurst, NY 11516

            (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

            (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

            (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

            (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in this Section 10
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        Employee:

                                        ________________________________________
                                        Aaron Fischman


                                        Employer:

                                        AMBIENT CORPORATION

                                        By:_____________________________________